                                                                      EXHIBIT 12

                     COMPUTATION OF RATIO OF EARNINGS TO
                    FIXED CHARGES EXCLUDING AND INCLUDING
                             INTEREST ON DEPOSITS


(Dollars in thousands)                       March 31,                              December 31,
                                        ------------------      -------------------------------------------------------
                                         1994        1993        1993       1992        1991        1990         1989
                                        ------      ------      -------    -------     -------     -------      -------
Net income                             $33,152     $27,426     $112,045   $ 95,048    $ 78,256    $ 68,894     $ 62,634
Provision for income taxes              16,292      13,656       53,476     44,977      33,660      27,175       21,046
                                       -------     -------     --------   --------    --------    --------     --------
Earnings before taxes                  $49,444     $41,082     $165,521   $140,025    $111,916    $ 96,069     $ 83,680
                                       =======     =======     ========   ========    ========    ========     ========
Fixed Charges:
Interest expense (excluding
  interest on deposits)                $ 8,500     $ 3,446     $ 15,313   $  8,788    $ 11,285    $ 15,041     $ 26,525
Interest portion of rentals (33%)          494         358        1,411      1,107       1,093       1,309        1,249
                                       -------     -------     --------   --------    --------    --------     --------
Total Fixed Charges                    $ 8,994     $ 3,804     $ 16,724   $  9,895    $ 12,378    $ 16,350     $ 27,774
                                       =======     =======     ========   ========    ========    ========     ========
Earnings before taxes and
  fixed charges                        $58,438     $44,886     $182,245   $149,920    $124,294    $112,419     $111,454
Ratio of earnings to fixed charges        6.50x      11.80x       10.90x     15.15x      10.04x       6.88x        4.01x


                                             March 31,                              December 31,
                                        ------------------      -------------------------------------------------------
                                         1994        1993        1993       1992        1991        1990         1989
                                        ------      ------      -------    -------     -------     -------      -------
Net income                            $ 33,152     $27,426     $112,045   $ 95,048    $ 78,256    $ 68,894     $ 62,634
Provision for income taxes              16,292      13,656       53,476     44,977      33,660      27,175       21,046
                                      --------     -------     --------   --------    --------    --------     --------
Earnings before taxes                 $ 49,444     $41,082     $165,521   $140,025    $111,916    $ 96,069     $ 83,680
                                      ========     =======     ========   ========    ========    ========     ========
Fixed Charges:
Interest expense (including
  interest on deposits)               $ 73,539     $51,875     $213,614   $224,068    $292,017    $297,613     $292,687
Interest portion of rentals (33%)          494         358        1,411      1,107       1,093       1,309        1,249
                                      --------     -------     --------   --------    --------    --------     --------
Total Fixed Charges                   $ 74,033     $52,233     $215,025   $225,175    $293,110    $298,922     $293,936
                                      ========     =======     ========   ========    ========    ========     ========
Earnings before taxes and
  fixed charges                       $123,477     $93,315     $380,546   $365,200    $405,026    $394,991     $377,616
Ratio of earnings to fixed charges        1.67x       1.79x        1.77x      1.62x       1.38x       1.32x        1.28x

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